UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934
Penn Millers Holding Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	80-0482459

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

72 North Franklin Street Wilkes-Barre, Pennsylvania	18773

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value of $0.01 per share	NASDAQ
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑.
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐.
Securities Act registration statement file number to which this Form relates: 333-156936.
Securities to be registered pursuant to Section 12(g) of the Act:

None (Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
     The description of the Registrant’s Common Stock, with a par value of $0.01 per share, is incorporated herein by reference to the section entitled “DESCRIPTION OF CAPITAL STOCK” set forth in the Registrant’s Registration Statement No. 333-156936 on Form S-1 filed with the Commission. The description of the provisions in the Registrant’s Articles of Incorporation and Bylaws that may have an effect of delaying, deferring or preventing a change in control of the Registrant, is incorporated herein by reference to the section entitled “RESTRICTIONS ON ACQUISITION OF PENN MILLERS HOLDING CORPORATION” set forth in the Registrant’s Registration Statement No. 333-156936. on Form S-1 filed with the Commission.
Item 2. Exhibits.
3.1 Articles of Incorporation of Penn Millers Holding Corporation (Incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement No. 333-156936 on Form S-1 filed with the Commission).
3.2 Bylaws of Penn Millers Holding Corporation (Incorporated herein by reference to Exhibit 3.2 of the Registrant’s Registration Statement No. 333-156936 on Form S-1 filed with the Commission).
4.1 Form of certificate evidencing shares of common stock of Penn Millers Holding Corporation (Incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement No. 333-156936 on Form S-1 filed with the Commission).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly authorized this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PENN MILLERS HOLDING CORPORATION (Registrant)
Date: October 16, 2009	By	/s/ Douglas A. Gaudet
Douglas A. Gaudet,
President & Chief Executive Officer

EXHIBIT INDEX

NUMBER	DESCRIPTION

3.1	Articles of Incorporation of Penn Millers Holding Corporation (Incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement No. 333-156936 on Form S-1 filed with the Commission).

3.2	Bylaws of Penn Millers Holding Corporation (Incorporated herein by reference to Exhibit 3.2 of the Registrant’s Registration Statement No. 333-156936 on Form S-1 filed with the Commission).

4.1	Form of certificate evidencing shares of common stock of Penn Millers Holding Corporation (Incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement No. 333-156936 on Form S-1 filed with the Commission).

4